UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Senior and Subordinated Back Leverage Credit Agreements

On August 18, 2023, FuelCell Energy Finance Holdco, LLC (“Borrower”), a wholly owned subsidiary of FuelCell Energy Finance, LLC (“FCEF”), which, in turn, is a wholly owned subsidiary of FuelCell Energy, Inc. (the “Company”), entered into: (i) a Credit Agreement (the “Senior Back Leverage Credit Agreement”) with, by and among Liberty Bank, in its capacities as a lender (“Liberty Lender”), administrative agent (the “Senior Administrative Agent”), and lead arranger, and Amalgamated Bank, in its capacity as a lender (“Amalgamated Lender” and, collectively with Liberty Lender, the “Senior Back Leverage Lenders”), for a term loan facility in an amount not to exceed an aggregate of $12.0 million to be provided 50% by Liberty Lender and 50% by Amalgamated Lender (such facility, the “Senior Back Leverage Loan Facility,” each such term loan, a “Senior Back Leverage Loan” and such term loans together, the “Senior Back Leverage Loans”); and (ii) a Credit Agreement (the “Subordinated Back Leverage Credit Agreement”) with Connecticut Green Bank, as administrative agent (the “Subordinated Administrative Agent”) and lender (“Subordinated Back Leverage Lender”), for a term loan facility in an amount not to exceed $8.0 million (such facility, the “Subordinated Back Leverage Loan Facility” and such term loan, the “Subordinated Back Leverage Loan”). The Senior Back Leverage Lenders and the Subordinated Back Leverage Lender are referred to collectively as the “Lenders.”

Borrower’s obligations under the Senior Back Leverage Credit Agreement and the Subordinated Back Leverage Credit Agreement are secured by a lien on all of Borrower’s assets, consisting principally of its Class B Member Interests (the “Class B Interests”) in Groton Station Fuel Cell Holdco, LLC (the “Groton Tax Equity Holdco”). Class A Membership Interests (the “Class A Interests”) in the Groton Tax Equity Holdco are held by East West Bank (“EWB”). Borrower is also the Managing Member of the Groton Tax Equity Holdco.  The Groton Tax Equity Holdco’s primary asset is ownership of all of the outstanding equity interests in Groton Station Fuel Cell, LLC (the “Groton Project Company”). The Groton Project Company, in turn, is the owner of the fuel cell power plant at the U.S. Navy Submarine Base New London located in Groton, Connecticut (the “Groton Project”). As additional context concerning the relationship among the parties with respect to the Senior Back Leverage Loan Facility and the Subordinated Back Leverage Loan Facility more fully described below, on December 16, 2022, the Groton Project Company and the Company entered into an Amended and Restated Power Purchase Agreement (the “PPA”) with Connecticut Municipal Electric Energy Cooperative (“CMEEC”), pursuant to which the Groton Project Company agreed to sell to CMEEC, and CMEEC agreed to purchase from the Groton Project Company, all of the electricity output produced by the Groton Project pursuant to the terms and conditions of the PPA.

At the closing (the “Closing”) of each of the Senior Back Leverage Loan Facility and the Subordinated Back Leverage Loan Facility, which occurred simultaneously on August 18, 2023 (the “Closing Date”), the entire amount of each of the Senior Back Leverage Loan Facility and the Subordinated Back Leverage Loan Facility was drawn down in the aggregate amount of $20.0 million. After payment of fees and transaction costs (including fees to the Lenders and legal costs) of approximately $0.4 million in the aggregate, the remaining proceeds of approximately $19.6 million were used as follows: (i) approximately $1.7 million was used to fund debt service reserve accounts (“DSCR Reserve Accounts”) for the Senior Back Leverage Lenders in equal amounts of approximately $0.83 million for Liberty Lender and approximately $0.83 million for Amalgamated Lender; (ii) approximately $6.5 million was used to fund operations and maintenance and module replacement reserve accounts (“O&M Reserve Accounts”) for the Senior Back Leverage Lenders in equal amounts of approximately $3.25 million for Liberty Lender and approximately $3.25 million for Amalgamated Lender; (iii) approximately $0.3 million was used to fund a DSCR Reserve Account for the Subordinated Back Leverage Lender; and (iv) the remaining amount of approximately $11.1 million was released to the Company from the Lenders. As discussed in additional detail below, simultaneous with the Closing, a portion of the proceeds were used to: (a) make Output Shortfall Payments (as defined below) totaling approximately $1.3 million, which were deposited into a payment reserve account, and (b) pay approximately $3.0 million to Connecticut Green Bank, which represented payment, in full, of all outstanding obligations under the Company’s loan agreement with Connecticut Green Bank (which is discussed in additional detail in Item 1.02 of this Current Report on Form 8-K). After taking into account such Output Shortfall Payments and such payment to Connecticut Green Bank, approximately $6.8 million will be classified as unrestricted cash on the Company’s Consolidated Balance Sheet.

The portion of the Senior Back Leverage Loan provided by Liberty Lender will accrue interest on the unpaid principal amount calculated from the date of such Senior Back Leverage Loan until the maturity date at a rate per annum equal to 6.75%. The portion of the Senior Back Leverage Loan provided by Amalgamated Lender will accrue interest on the unpaid principal amount calculated from the date of such Senior Back Leverage Loan until the maturity date thereof at 6.07% during all times at which a “Carbon Offset Event” is not continuing and 7.32% at all times at which a “Carbon

Offset Event” has occurred and is continuing.  A “Carbon Offset Event” is deemed to occur if Borrower, the Company or any direct or indirect subsidiary thereof does not purchase carbon offsets from an Acceptable Carbon Offset Provider (as defined below) each fiscal year in an amount equal to the lesser of (i) the Annual Carbon Offset Requirement (as defined below) for such fiscal year and (ii) the Annual Carbon Offset Cap (as defined below) for such fiscal year. An “Acceptable Carbon Offset Provider” is either Climate Vault or any other seller of carbon offsets acceptable to Amalgamated Lender. Within 120 days after the end of each fiscal year of Borrower, a report must be delivered to the Senior Administrative Agent detailing the amount of carbon dioxide emitted by the Groton Project during such fiscal year (the “Annual Carbon Emissions”). The “Annual Carbon Offset Requirement” for any fiscal year is derived based on a formula equal to the outstanding balance of the Senior Back Leverage Loan provided by Amalgamated Lender multiplied by the Groton Project’s Annual Carbon Emissions for such year and divided by the total project costs of the Groton Project.  The “Annual Carbon Offset Cap” for each year is $12.66 multiplied by the Annual Carbon Offset Requirement and divided by the Carbon Offset Price for such fiscal year. The “Carbon Offset Price” means the price, per metric ton of carbon dioxide, of the carbon offsets available for purchase from an Acceptable Carbon Offset Provider.

Quarterly principal amortization and interest payments are required to be made by Borrower on the Senior Back Leverage Loans based on a ten-year amortization period. The Senior Back Leverage Loans have a seven-year term, maturing on August 18, 2030, at which time all outstanding principal is due.

The Subordinated Back Leverage Loan will accrue interest at a rate per annum equal to 8% for the period of time prior to the “Step Down Date” and, after the “Step Down Date,” at the lesser of 8% or the interest rate on a 10-year U.S. Treasury Note plus 275 basis points (subject to a minimum floor of 5% per annum).  The “Step Down Date” is the date on which both of the following events have occurred: Borrower has purchased EWB’s Class A Interests in the Groton Tax Equity Holdco and the Senior Back Leverage Loans have been repaid in full.  Interest is payable each quarter based on an agreed upon schedule.

Pursuant to the Subordinated Back Leverage Loan Facility, during the “Interest Only Period” (as defined below), Borrower is required to make quarterly payments of principal in amounts equal to 50% of excess cash flow available to Borrower. For purposes of the foregoing, excess cash flow is all excess cash flow of Borrower after the payment of required principal and interest on the Senior Back Leverage Loans, required deposits in the various reserve accounts, the payment of interest on the Subordinated Back Leverage Loan and payment of Borrower’s operating expenses.  Following the end of the “Interest Only Period,” principal and interest payments are required to be made quarterly in quarterly level payments (“mortgage style”) of principal and interest until the maturity date, which is the first to occur of 20 years following the Groton Project’s commercial operations date and termination of the PPA. The maturity date of the Subordinated Back Leverage Loan Facility is currently contemplated to be September 30, 2038. The “Interest Only Period” is the period beginning on the Closing Date and ending the first to occur of (i) eighty-four months after the Closing Date; or (ii) the date the Senior Back Leverage Loan Facility has been fully repaid.

Pursuant to the terms and conditions of the Senior Back Leverage Credit Agreement, Borrower is required to maintain O&M Reserve Accounts as a reserve to pay for expected module replacements. Equal O&M Reserve Accounts are required to be maintained for each of Liberty Lender and Amalgamated Lender. Such O&M Reserve Accounts are maintained in the name of the Groton Project Company rather than being accounts of Borrower. At the Closing, approximately $3.25 million was deposited into each such O&M Reserve Account, and Borrower is required to make quarterly deposits in an amount of approximately $0.1 million into each such O&M Reserve Account until the balance in each such O&M Reserve Account is approximately $5.4 million. At such time as the Senior Back Leverage Loans have been fully repaid, any outstanding balance in the O&M Reserve Accounts shall be consolidated into a single O&M Reserve Account for the benefit of the Subordinated Back Leverage Lender. To the extent that Borrower has used any of the proceeds of the O&M Reserve Accounts to extinguish amounts owed under the Senior Back Leverage Loan Facility or to purchase the Class A Interests held by EWB, which Borrower is permitted to do, Borrower shall replenish the O&M Reserve Accounts with any such amounts used in connection with transitioning such O&M Reserve Accounts to the Subordinated Back Leverage Lender. From and after the time that the O&M Reserve Accounts have been consolidated into a single O&M Reserve Account for the benefit of the Subordinated Back Leverage Lender, Borrower shall be required to make additional deposits into such O&M Reserve Account on a quarterly basis pursuant to an agreed upon schedule until such time as the balance in such O&M Reserve Account is at least approximately $10.9 million.

Pursuant to the terms and conditions of the Senior Back Leverage Credit Agreement, Borrower is required to maintain a DSCR Reserve Account in an amount of approximately $0.8 million (i.e., one year of debt service) for each of Liberty Lender and Amalgamated Lender. At such time as the Groton Project has achieved the Full Performance Date (as defined below), the amount of funds required to be maintained in each such DSCR Reserve Account shall be reduced to the greater of (i) approximately $0.4 million or (ii) the amount sufficient to pay the aggregate principal and interest payments due in the next succeeding six months, and the excess amounts shall be released to Borrower’s operating account.  The “Full Performance Date” is the date on which the Groton Project has achieved, and maintained for six consecutive months, “Full Performance” pursuant to the PPA, meaning that the Groton Project is operating at a level required to produce and maintain electricity output sufficient to satisfy the specific annual output guarantees under the PPA. Pursuant to the PPA, in the event that the Groton Project produces electricity in any year less than the minimum required amount for such year (an “Output Shortfall”), the Groton Project Company is required to make certain cash payments (“Output Shortfall Payments”) to CMEEC.

Pursuant to the terms and conditions of the Subordinated Back Leverage Credit Agreement, Borrower is required to maintain a DSCR Reserve Account in an amount of approximately $0.3 million and to maintain a balance in such DSCR Reserve Account of the greater of approximately $0.3 million or the amount sufficient to pay 100% of the principal and interest payments due in connection with the Subordinated Back Leverage Loan for the next succeeding six months.

Pursuant to the terms and conditions of each of the Senior Back Leverage Credit Agreement and the Subordinated Back Leverage Credit Agreement, Borrower is required to enter into renewable energy credit (“REC”) hedge agreements to sell RECs through a recognized market or with another counterparty (acceptable to the Lenders) on a 29 month rolling basis (i) in an amount equal to 50% of the RECs produced by the Groton Project in the five month period from the Closing Date through December 31, 2023; (ii) in an amount equal to 37% of the RECs produced by the Groton Project for the period from January 1, 2024 through December 31, 2024 and (iii) in an amount equal to 25% of the RECs produced by the Groton Project for the period from January 1, 2025 through December 31, 2025.  Both the Senior Back Leverage Credit Agreement and the Subordinated Back Leverage Credit Agreement require the Company to make annual contributions to Borrower (in no event to exceed $0.5 million per year) to the extent that RECs produced by the Groton Project do not realize payments on average to Borrower of at least $14 per REC (the “Minimum REC Price”).  The annual payment to be made by the Company to Borrower is the product of the Minimum REC Price multiplied by the RECs produced by the Groton Project for such year, less the amount of revenue actually received by the Groton Project for such year.

Each of the Senior Back Leverage Credit Agreement and the Subordinated Back Leverage Credit Agreement contains certain reporting requirements and other affirmative and negative covenants which are customary for transactions of this type. Included in the covenants are covenants that: (i) Borrower maintain a “Senior” debt service coverage ratio (which is computed taking into account debt service obligations on the Senior Back Leverage Loans) of not less than 1.20:1.00 (based on the trailing 12 months and tested every quarter) and a “Total” debt service coverage ratio (which is computed taking into account debt service obligations on both the Senior Back Leverage Loans and the Subordinated Back Leverage Loan) of not less than 1.10:1.00 (based on the trailing 12 months and tested on a quarterly basis); (ii) Borrower may make distributions or dividends only if the foregoing debt to equity coverage ratios have been satisfied and Borrower is not in default under any provisions of either the Senior Back Leverage Credit Agreement or the Subordinated Back Leverage Credit Agreement, including having made all required deposits into reserve accounts; (iii) Borrower is required to exercise its right under the Groton Tax Equity Holdco limited liability company agreement to acquire the Class A Interests from EWB during the ninety day period beginning on the “Flip Point” (which, pursuant to the Groton Tax Equity Holdco limited liability company agreement, is the date on which the holder of Class A Interests has realized a certain return on investment and, accordingly, Borrower, as holder of the Class B Interests, has the right to purchase the Class A Interests); and (iv) the consent of the Senior Administrative Agent is required prior to Borrower’s taking certain material actions under the Groton Tax Equity Holdco limited liability company agreement. Each of the Senior Back Leverage Credit Agreement and the Subordinated Back Leverage Credit Agreement also contains customary representations and warranties and customary events of default that cause, or entitle the Lenders to cause, the outstanding loans to become immediately due and payable.  In addition to customary events of default for transactions of this kind, the events of default include if a Change of Control occurs (meaning the Company no longer directly or indirectly owns Borrower), a cross default (meaning that a default under the Senior Back Leverage Loan Facility shall be deemed a default under the Subordinated Back Leverage Loan Facility and vice versa) or if CMEEC should become insolvent, is in bankruptcy or commits a specified number of payment defaults with regard to its payment obligations to the Groton Project Company.

The Senior Back Leverage Loans may be prepaid at any time at the option of Borrower provided that (i) each prepayment on or prior to the second anniversary of the Closing Date shall require a prepayment fee of 3% of the principal amount being prepaid; (ii) each prepayment after the second anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date shall require a prepayment fee of 2% of the principal amount being prepaid; and (iii) each prepayment after the fourth anniversary of the Closing Date but on or prior to the seventh anniversary of the Closing Date shall require a prepayment fee of 1% of the principal amount being prepaid. The Subordinated Back Leverage Loan may be prepaid at any time without premium or penalty.

Simultaneously with Borrower entering into the Senior Back Leverage Credit Agreement, Borrower and the Senior Administrative Agent (on behalf of the Senior Back Leverage Lenders) entered into a Security Agreement and a Pledge and Security Agreement pursuant to which Borrower pledged as collateral for its obligations under the Senior Back Leverage Loan Facility all of Borrower’s assets, including, without limitation, its Class B Interests in the Groton Tax Equity Holdco and all distributions and proceeds therefrom. As long as no Event of Default exists under the Senior Back Leverage Loan Facility, Borrower is entitled to retain all voting and economic rights in connection with its Class B Interests in the Groton Tax Equity Holdco. In connection with the Senior Back Leverage Credit Agreement, on the Closing Date, Borrower, the Groton Project Company and the Senior Administrative Agent (on behalf of the Senior Back Leverage Lenders) also entered into a Deposit Account Security and Pledge Agreement pursuant to which: (i) Borrower pledged as collateral for its obligations under the Senior Back Leverage Loan Facility its interests in all of its bank accounts, including the DSCR Reserve Accounts, the Payment Reserve Account (into which Borrower deposits all revenues) and its operating account; and (ii) the Groton Project Company pledged as collateral for the obligations of Borrower under the Senior Back Leverage Loan Facility its interest in the O&M Reserve Accounts.  Subject to the provisions in the Senior Back Leverage Credit Agreement regarding the use of reserves and withdrawal of funds, as long as no Event of Default exists under the Senior Back Leverage Loan Facility, Borrower is entitled to utilize funds in the foregoing accounts, including for paying operating expenses of Borrower and, subject to compliance with the debt service ratio covenant requirements, withdrawing and distributing such funds.

Simultaneously with Borrower entering into the Subordinated Back Leverage Credit Agreement, Borrower and the Subordinated Administrative Agent (on behalf of the Subordinated Back Leverage Lender) entered into a Security Agreement and a Pledge and Security Agreement pursuant to which Borrower pledged as collateral for its obligations under the Subordinated Back Leverage Loan Facility all of Borrower’s assets, including, without limitation, its Class B Interests in the Groton Tax Equity Holdco and all distributions and proceeds therefrom. As long as no Event of Default exists under the Subordinated Back Leverage Loan Facility, Borrower is entitled to retain all voting and economic rights in connection with its Class B Interests in the Groton Tax Equity Holdco.  In connection with the Subordinated Back Leverage Credit Agreement, on the Closing Date, Borrower, the Groton Project Company and the Subordinated Administrative Agent (on behalf of the Subordinated Back Leverage Lender) also entered into a Deposit Account Security and Pledge Agreement pursuant to which: (i) Borrower pledged as collateral for its obligations under the Subordinated Back Leverage Loan Facility its interests in all of its bank accounts, including the DSCR Reserve Accounts, the Payment Reserve Accounts (into which Borrower deposits all revenues) and its operating account; and (ii) the Groton Project Company pledged as collateral for the obligations of Borrower under the Subordinated Back Leverage Loan Facility its interest in the O&M Reserve Accounts.  Subject to the provisions in the Subordinated Back Leverage Credit Agreement regarding the use of reserves and withdrawal of funds, as long as no Event of Default exists under the Subordinated Back Leverage Loan Facility, Borrower is entitled to utilize funds in the foregoing accounts, including for paying operating expenses of Borrower and, subject to compliance with the debt service ratio covenant requirements, withdrawing and distributing such funds.

The Senior Administrative Agent, each of the Senior Back Leverage Lenders, the Subordinated Administrative Agent and the Subordinated Back Leverage Lender have entered into a Subordination Agreement pursuant to which all of the security interests and liens granted by Borrower in its assets and accounts and by the Groton Project Company in its O&M Reserve Accounts to the Subordinated Back Leverage Lender are expressly subordinated to all of the liens and security interests held by the Senior Back Leverage Lenders in the foregoing assets and bank accounts.

Simultaneously with the Closing, Borrower, EWB, each of the Senior Back Leverage Lenders and the Subordinated Back Leverage Lender entered into an Interparty Agreement containing customary agreements between EWB, as the tax equity investor, and the Lenders as the back leverage lenders, including (i) the Lenders having certain notice and cure rights in the event of a default by Borrower in its obligations under the Groton Tax Equity Holdco limited liability company agreement, (ii) EWB having certain notice and cure rights in the event of a default by Borrower under either of the Senior Back Leverage Credit Agreement or the Subordinated Back Leverage Credit Agreement; (iii) EWB’s giving consent to Lenders’ exercise of their rights in the event of a Borrower default with respect to Lenders’ security interests in the Class B Interests; and (iv) agreement on the use of the funds in the O&M Reserve Accounts, including the use of such funds for module replacements and the use of any remaining funds to purchase EWB's Class A Interests, provided that sufficient funds remain to repay amounts owed under the Senior Back Leverage Loan Facility.

In addition, on the Closing Date, the Company entered into: (i) a Limited Guaranty and Subordination Agreement with the Senior Administrative Agent for the benefit of the Senior Back Leverage Lenders pursuant to which the Company has guaranteed the repayment of all amounts due under the Senior Back Leverage Loan Facility; and (ii) a Limited Guaranty and Subordination Agreement with the Subordinated Back Leverage Lender pursuant to which the Company has guaranteed the repayment of all amounts due under the Subordinated Back Leverage Loan Facility. Pursuant to these agreements, the Company has also agreed to subordinate its right to receive operations and maintenance fees (“O&M Fees”) from the Groton Project Company (which the Company is entitled to be paid under the First Amended and Restated Services Agreement, dated August 4, 2021, between the Groton Project Company and the Company) during any period of time and in the case where either (i) an Event of Default exists under either the Senior Back Leverage Credit Agreement or the Subordinated Back Leverage Credit Agreement; or (ii) an Output Shortfall Payment under the PPA is required to be made and the payment of the O&M Fees would result in a reduction in cash distributions to Borrower by the Groton Tax Equity Holdco such that Borrower would not have sufficient cash to make required payments under the Senior Back Leverage Loan Facility and the Subordinated Back Leverage Loan Facility.  In addition, pursuant to the Limited Guaranty and Subordination Agreements described above: (i) simultaneously with the Closing, the Company made a cash contribution to Borrower (to be deposited in Borrower’s Payment Reserve Account) in the amount of approximately $0.9 million, relating to a 10,122 megawatt hour shortfall of the electricity expected to be generated by the Groton Project during the first year of operations after the commercial operation date for the Groton Project; (ii) simultaneously with the Closing, the Company made a payment of $0.5 million to Borrower (to be deposited into the Payment Reserve Account), relating to delays in RECs generation and sales for such first year of operations after the commercial operation date for the Groton Project; and (iii) the Company agreed to make capital contributions to Borrower in any future year in which obligations exist to make Output Shortfall Payments to CMEEC under the PPA.

The foregoing description of (i) the Senior Back Leverage Credit Agreement, (ii) the Subordinated Back Leverage Credit Agreement, (iii) the Security Agreement between Borrower and the Senior Administrative Agent, (iv) the Pledge and Security Agreement between Borrower and the Senior Administrative Agent, (v) the Deposit Account Security and Pledge Agreement among Borrower, the Groton Project Company and the Senior Administrative Agent, (vi) the Security Agreement between Borrower and the Subordinated Administrative Agent, (vii) the Pledge and Security Agreement between Borrower and the Subordinated Administrative Agent, (viii) the Deposit Account Security and Pledge Agreement among Borrower, the Groton Project Company and the Subordinated Administrative Agent, (ix) the Subordination Agreement, (x) the Interparty Agreement, (xi) the Limited Guaranty and Subordination Agreement between the Company and the Senior Administrative Agent, and (xii) the Limited Guaranty and Subordination Agreement between the Company and the Subordinated Back Leverage Lender is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Other Material Relationships Among the Parties

On May 19, 2023, FuelCell Energy Opco Finance 1, LLC, an affiliate of Borrower, FCEF and the Company, entered into a Financing Agreement (as amended from time to time, the “Financing Agreement”) with, by and among Investec Bank plc (in its capacities as a lender, administrative agent, and collateral agent), Investec, Inc. (as coordinating lead arranger and sole bookrunner), Bank of Montreal (Chicago Branch) (in its capacity as a lender and as mandated lead arranger), and each of Liberty Bank, Amalgamated Bank and Connecticut Green Bank (as lenders) for a term loan facility in an amount not to exceed $80.5 million and a letter of credit facility in an amount not to exceed $6.5 million. This Financing Agreement was amended to make certain clarifications relating to the timing and calculations regarding the debt service coverage ratio and such amendment was effective as of August 14, 2023. The Financing Agreement is, and the related relationships among these parties are, described in greater detail in the Current Report on Form 8-K filed by the Company on May 25, 2023.  The amendment to the Financing Agreement is described in greater detail in the Current Report on Form 8-K filed by the Company on August 17, 2023.

Item 1.02.Termination of a Material Definitive Agreement.

Termination of Certain Agreements with Connecticut Green Bank

To the extent required by Item 1.02 of Form 8-K, the information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

The Company had a long-term loan agreement with Connecticut Green Bank, which provided the Company with a loan of $1.8 million (as amended from time to time, the “Green Bank Loan Agreement”). On and effective as of December 19, 2019, the Company and Connecticut Green Bank entered into an amendment to the Green Bank Loan Agreement (the “Green Bank Amendment”). Upon the execution of the Green Bank Amendment on December 19, 2019, Connecticut Green Bank made an additional loan to the Company in the aggregate principal amount of $3.0 million, which was to be used (i) first, to pay closing fees related to the May 9, 2019 acquisition of the Bridgeport Fuel Cell Project and the related subordinated credit agreement (which has since been terminated), other fees and interest, and (ii) thereafter, for general corporate purposes. In May 2023, $1.8 million of the then-outstanding balance under the Green Bank Loan Agreement was paid by the Company.

In connection with the Closing of the Senior Back Leverage Loan Facility and the Subordinated Back Leverage Loan Facility described in Item 1.01 above and using a portion of the proceeds from such facilities, on the Closing Date, the Company paid approximately $3.0 million to Connecticut Green Bank as payment, in full, of all outstanding obligations under the Green Bank Loan Agreement. No early termination penalties were incurred in connection with this payment. Upon payment of such amount by the Company to Connecticut Green Bank on the Closing Date, (i) all of the Company’s obligations under the Green Bank Loan Agreement, the related note, and any other related loan agreements were satisfied, terminated and released (except for any such provisions that expressly survive such termination), (ii) all collateral and liens under the related security agreements were released, and (iii) the Green Bank Loan Agreement, the related note, the related security agreements, and any other related loan agreements were terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure.

On August 24, 2023, the Company issued a press release announcing the Senior Back Leverage Credit Agreement and the Subordinated Back Leverage Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Credit Agreement, dated August 18, 2023, among FuelCell Energy Finance Holdco, LLC (as Borrower), Liberty Bank (as Administrative Agent and Lead Arranger), and the Lenders party thereto.

10.2	Credit Agreement, dated August 18, 2023, among FuelCell Energy Finance Holdco, LLC (as Borrower), Connecticut Green Bank (as Administrative Agent), and the Lender party thereto.

10.3	Security Agreement, dated August 18, 2023, by FuelCell Energy Finance Holdco, LLC for the benefit of Liberty Bank.

10.4	Pledge and Security Agreement, dated August 18, 2023, by FuelCell Energy Finance Holdco, LLC for the benefit of Liberty Bank.

10.5	Deposit Account Security and Pledge Agreement, dated August 18, 2023, among FuelCell Energy Finance Holdco, LLC, Groton Station Fuel Cell, LLC, and Liberty Bank.

10.6	Security Agreement, dated August 18, 2023, by FuelCell Energy Finance Holdco, LLC for the benefit of Connecticut Green Bank.

10.7	Pledge and Security Agreement, dated August 18, 2023, by FuelCell Energy Finance Holdco, LLC for the benefit of Connecticut Green Bank.

10.8	Deposit Account Security and Pledge Agreement, dated August 18, 2023, among FuelCell Energy Finance Holdco, LLC, Groton Station Fuel Cell, LLC, and Connecticut Green Bank.

10.9	Subordination Agreement, dated August 18, 2023, among Connecticut Green Bank, Liberty Bank, and the Senior Lenders party thereto.

10.10	Interparty Agreement, dated August 18, 2023, among East West Bank, FuelCell Energy Finance Holdco, LLC, Amalgamated Bank, Liberty Bank, and Connecticut Green Bank.

10.11	Limited Guaranty and Subordination Agreement, dated August 18, 2023, by FuelCell Energy, Inc. for the benefit of Liberty Bank.

10.12	Limited Guaranty and Subordination Agreement, dated August 18, 2023, by FuelCell Energy, Inc. for the benefit of Connecticut Green Bank.

99.1	Press Release issued by FuelCell Energy, Inc. on August 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 24, 2023	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer